UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2016

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment and Restatement of the Juniper Networks, Inc. Performance Bonus Plan

The Compensation Committee of the Board of Directors of Juniper Networks, Inc. (the “Company”) previously adopted on November 11, 2015, subject to stockholder approval, an amendment and restatement to the Company’s Performance Bonus Plan (the “Performance Bonus Plan”), to be effective January 1, 2017. The Company’s stockholders approved the Performance Bonus Plan at the 2016 Annual Meeting of Stockholders held on May 25, 2016 (the “Annual Meeting”).

Additional details of the Performance Bonus Plan are included in the Company’s 2016 proxy statement, which was filed with the Securities and Exchange Commission on April 5, 2016 (the “Proxy Statement”), under the heading “Proposal No. 3 – Approval of the Amendment and Restatement of the Juniper Networks, Inc. Performance Bonus Plan.” The above description of the Performance Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted upon the following proposals described in the Proxy Statement: (1) to elect ten directors; (2) to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2016; (3) to approve an amendment and restatement to the Performance Bonus Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m); (4) a non-binding advisory vote regarding executive compensation; and (5) to vote upon a proposal submitted by one of our stockholders, which was properly presented at the annual meeting.

All nominated directors were elected, and the other proposals were approved by the required stockholder vote. The final voting results with respect to each proposal is as set forth below.

(1) Proposal for election of ten directors:

	For	Against	Abstain	Broker Non-Votes
Robert M. Calderoni	294,464,379	14,110,919	1,115,285	35,997,844
Gary Daichendt	307,341,578	1,188,860	1,160,145	35,997,844
Kevin DeNuccio	290,618,774	17,957,955	1,113,854	35,997,844
James Dolce	306,964,845	1,591,557	1,134,181	35,997,844
Mercedes Johnson	303,610,832	4,967,002	1,112,749	35,997,844
Scott Kriens	299,103,857	9,456,002	1,130,724	35,997,844
Rahul Merchant	300,019,089	8,555,680	1,115,814	35,997,844
Rami Rahim	301,486,393	7,095,698	1,108,492	35,997,844
Pradeep Sindhu	300,545,101	8,036,788	1,108,694	35,997,844
William Stensrud	278,689,800	29,882,237	1,118,546	35,997,844

(2) Proposal to ratify Ernst & Young LLP as auditors for the fiscal year ending December 31, 2016:

For	Against	Abstain
338,055,515	6,428,663	1,204,249

(3) Proposal to approve an amendment and restatement to the Performance Bonus Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m):

For	Against	Abstain	Broker Non-Votes
266,768,191	41,733,527	1,188,865	35,997,844

(4) Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
258,497,731	49,986,897	1,205,955	35,997,844

(5)	Stockholder proposal relating to simple majority vote:

For	Against	Abstain	Broker Non-Votes
222,628,499	85,668,207	1,393,877	35,997,844

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Juniper Networks, Inc. Performance Bonus Plan, effective January 1, 2017++

++	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: May 27, 2016	By:	/s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Juniper Networks, Inc. Performance Bonus Plan, effective January 1, 2017++

++	Indicates management contract or compensatory plan, contract or arrangement.